UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2007

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Arrangement.

On June 13, 2007, the stockholders of CareGuide, Inc. (the “Registrant”), upon the recommendation of the Board of Directors of the Registrant (the “Board”), approved the CareGuide, Inc. 2007 Equity Incentive Plan (the “2007 Plan”).

The purpose of the 2007 Plan is to secure and retain the services of employees, directors and consultants of the Registrant and its affiliates and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the Registrant’s common stock through the granting of stock awards, thereby aligning the long-term compensation and interests of those individuals with the Registrant’s stockholders. The 2007 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, and other forms of equity compensation. The 2007 Plan also provides for the granting of performance stock awards so that the Board (or a committee to which authority has been delegated) may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2007 Plan.

Stock Subject to the 2007 Plan

The 2007 Plan provides for the grant of stock awards to employees, directors and consultants of the Registrant and its affiliates covering an aggregate of 7,000,000 shares of the Registrant’s common stock, subject to adjustments in the event of certain changes to the Registrant’s capitalization.

The common stock subject to the 2007 Plan may be unissued shares or reacquired shares, including shares purchased on the open market. If a stock award granted under the 2007 Plan expires or otherwise terminates for any reason without being exercised in full, or a stock award is forfeited to or repurchased by the Registrant, the shares of common stock expired, terminated, forfeited or repurchased again become available for subsequent issuance under the 2007 Plan.

When the Board or a duly appointed committee grants a stock award, it has the discretion to determine the terms of the stock award, including the number of shares the stock award will cover. However, the Board may not grant stock awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the fair market value of the Registrant’s common stock on the date of grant to any person under the 2007 Plan covering more than One Million (1,000,000) shares of common stock during any calendar year. Except for this restriction and certain other restrictions in connection with the number of incentive stock options and performance stock awards that can be granted under certain circumstances, there are no limitations on the number of shares for which an award can be granted under the 2007 Plan.

Dissolution; Liquidation; Significant Corporate Transactions; Changes in Control

In the event of a liquidation or dissolution of the Registrant, all outstanding stock awards shall terminate immediately prior to the completion of the liquidation or dissolution. However, the Board or a duly appointed committee may, in its sole discretion, cause some or all of the stock awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture before the liquidation or dissolution is completed.

In the event of a corporate transaction (as defined in the 2007 Plan), any surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue an outstanding stock award or may substitute similar awards for an outstanding stock award, and may assign any reacquisition or repurchase rights to the successor corporation (or its parent corporation, if any).

In the event a surviving or acquiring corporation (or its parent company) does not assume or continue outstanding stock awards or substitute similar stock awards for those stock awards in connection with a corporate transaction, and a recipient is then providing services to the Registrant, the Board or a duly appointed committee may, in its discretion, allow stock awards to become fully vested and exercisable on an accelerated basis. If the recipient is no longer providing services to the Registrant or one of its affiliates as an employee, director, or consultant at the time of the corporate transaction, his or her stock awards will not become fully vested and exercisable on an accelerated basis. All stock awards not assumed in connection with a corporate transaction will terminate if not exercised at or prior to the effective time of such transaction, and any reacquisition or repurchase rights held by the Registrant will lapse; except that if the recipient’s service has terminated prior to the effective time of the corporate transaction, any reacquisition or repurchase rights held by the Registrant will not terminate and may continue to be exercised.

In addition, if a recipient holds a stock award that will terminate if not exercised prior to a corporate transaction, the Board or a duly appointed committee may provide that the recipient may not exercise the stock award, but will receive a payment equal in value to the excess of: (a) the value of the property that would have been received upon exercise, over (b) the exercise price payable in connection with such exercise.

Outstanding awards under the 2007 Plan may also include a special vesting acceleration feature pursuant to which all or a portion of the shares subject to those stock awards will vest immediately (a) upon the occurrence of certain specified change in control transactions, whether or not such stock awards are assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) in the event an individual’s service with the Registrant or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions.

Duration; Termination; Amendment

The Board or a duly appointed committee thereof may suspend or terminate the 2007 Plan at any time. The 2007 Plan is scheduled to terminate on the date prior to the 10th anniversary of the date it was adopted by the Registrant’s stockholders, or June 12, 2017. No rights may be granted under the 2007 Plan while the 2007 Plan is suspended or after it is terminated. The Board or a duly appointed committee thereof may amend or modify the 2007 Plan at any time, subject to any required stockholder approval.

The foregoing description is qualified in its entirety by the complete 2007 Plan, which, along with the form of agreement for awards granted thereunder, are filed as exhibits hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2007, Glen A. Spence, Executive Vice President and Chief Financial Officer of the Registrant, terminated his employment with the Registrant, which termination is effective as of June 15, 2007. Mr. Spence will continue to provide services to the Registrant during a transition period.

On June 13, 2007, the Board of Directors of the Registrant appointed Thomas L. Tran as the Registrant’s President and Chief Financial Officer. Such appointment will be effective as of June 18, 2007. In connection with the appointment of Mr. Tran as President, the Registrant’s Chief Executive Officer, Chris E. Paterson, will no longer be President of the Registrant. It is currently contemplated that on or before January 1, 2008, Mr. Tran will also become the Registrant’s Chief Operating Officer and that Dr. Julie A. Meek, the Registrant’s current Chief Operating Officer, will once again become Chief Science Officer.

In connection with his appointment, the Registrant has entered into an employment agreement with Mr. Tran, which agreement has an effective date of June 18, 2007. The employment agreement has an initial one-year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Mr. Tran. Mr. Tran’s base salary under the employment agreement is initially $250,000 per year, and Mr. Tran is eligible for a discretionary calendar year bonus in an amount up to 50% of his base salary, subject to his achievement of mutually agreed upon performance goals to be established within the first 90 days of each calendar year. For 2007, however, Mr. Tran will receive a guaranteed bonus of approximately $67,000 should he remain employed through the end of the year, representing a pro rated annual bonus of $125,000, which is 50% of his initial base salary.

Mr. Tran is also eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors. The Registrant has committed to grant Mr. Tran options to purchase common stock as set forth in the employment agreement at an exercise price equal to the closing price of the common stock on the Over-the-Counter Bulletin Board on the effective date of grant. This initial option grant will vest quarterly over four years, except that in the event of a change of control transaction involving the Registrant, the unvested portion of Mr. Tran’s option shall be accelerated and become vested in full immediately prior to the closing of any such transaction.

The Registrant has agreed with Mr. Tran that he shall be entitled to maintain an ownership position of at least 2.25% of the Registrant’s common stock, assuming for purposes of this calculation the exercise of all outstanding exercisable securities, through December 31, 2007. In addition, in the event that the Registrant enters into a transaction in which it issues additional shares of its common stock, or other securities convertible into or exercisable for common stock, in each case prior to June 17, 2008, the Registrant has agreed to grant to Mr. Tran an additional option for a number of shares of common stock that will permit Mr. Tran to maintain his ownership percentage prior to the transaction. The Registrant’s obligation to grant such additional option to Mr. Tran shall not exceed the number of shares issuable to Mr. Tran upon a transaction or series of transactions in which the Registrant receives $20 million of additional funding from the sale of its equity securities.

The Registrant has agreed to reimburse Mr. Tran in an amount up to $75,000, plus a “gross-up” payment for income taxes payable thereon, in connection with Mr. Tran’s commuting and/or relocation to the Registrant’s executive offices located in Coral Springs, Florida.

In the event that Mr. Tran’s employment is terminated by the Registrant “without cause” or by Mr. Tran for “good reason” (each as defined in his employment agreement), subject to Mr. Tran’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Mr. Tran will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of 12 months; (ii) a bonus payable over 12 months equal to the greater of (x) the bonus earned or received for the year prior to the year in which the termination occurs or (y) the bonus that he would have been eligible to receive had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter). In addition, upon a termination by the Registrant “without cause” or by Mr. Tran for “good reason,” a number of shares equal to the portion of Mr. Tran’s options that would have vested in the 12 months following termination shall accelerate and become vested as of the date of termination. All options will be exercisable for a period of time following any termination of Mr. Tran’s employment as may be set forth in the Registrant’s equity incentive plans or in any award agreement between the Registrant and Mr. Tran.

The foregoing description of Mr. Tran’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which will be filed as an exhibit to the Registrant’s Form 10-Q for the quarter ended June 30, 2007.

There is no arrangement or understanding between Mr. Tran and any other person pursuant to which he was selected as an officer, and there is no family relationship between Mr. Tran and any of our directors or executive officers. Additional information about Mr. Tran is set forth below:

Thomas L. Tran. Mr. Tran, age 50, has served as President and Chief Financial Officer of the Registrant since June 2007. From July 2005 to June 2007, he was senior vice president and chief financial officer of Uniprise, one of the principal operating businesses of UnitedHealth Group that manages health care benefits programs for employers, where he was responsible for overseeing financial reporting, business and financial planning, strategic cost management, actuarial, underwriting, customer banking, business development, business risk management, real estate and procurement. From December 1998 to July 2005, Mr. Tran has served as chief financial officer of ConnectiCare, Inc., a health maintenance organization based in Connecticut. Prior to ConnectiCare, Mr. Tran was chief financial officer of Blue Cross Blue Shield of Massachusetts from May 1996 to July 1997 and vice president of finance and controller of CIGNA HealthCare from February 1993 to May 1996. He holds a B.S. degree in accounting from Seton Hall University and an MBA in Finance from New York University.

A press release announcing the appointment of Mr. Tran was issued on June 13, 2007 and is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

This Item 8.01 is being filed to update the Registrant’s disclosure regarding the description of its capital stock. The following is a current description of the Registrant’s capital stock:

Description of Capital Stock

We are authorized to issue 120,000,000 shares of capital stock, divided into (i) 100,000,000 shares of common stock, par value $0.01 per share and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share. As of June 15, 2007, there are 67,538,976 shares of common stock outstanding, held of record by approximately 300 stockholders. There are no shares of our preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of common stock are entitled:

•

to receive any dividends as may be declared by the board of directors out of funds legally available for such purpose after payment of accrued dividends on any then outstanding shares of preferred stock; and

•

in the event of our liquidation, dissolution, or winding up, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock having preference over the common stock.

All of the outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority within the limitations set forth in our certificate of incorporation to provide by resolution for the issuance of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.

Charter and Bylaws Provisions and Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents Delaware corporations from engaging under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any “interested stockholder,” or a stockholder who owns 15% or more of the corporation’s outstanding voting stock, as well as affiliates and associates of any such persons, for three years following the date such stockholder became an “interested stockholder,” unless (i) the business combination or the transaction in which such stockholder became an “interested stockholder” is approved by the board of directors prior to the date the “interested stockholder” attained such status; (ii) upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after the date the “interested stockholder” attained such status the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the “interested stockholder.”

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Our bylaws eliminate the right of stockholders to call special meetings of stockholders. These and other provisions may have the effect of delaying, deferring or preventing hostile takeovers or changes in the control or management of our company, even if doing so would be beneficial to our stockholders.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York.

Market for Common Stock

Shares of our common stock are listed on the OTC Bulletin Board under the symbol “CGDE.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	2007 Equity Incentive Plan
10.2	Form of Option Agreement under 2007 Equity Incentive Plan
10.3	Form of Stock Option Grant Notice under 2007 Equity Incentive Plan
10.4	Form of Exercise Notice under 2007 Equity Incentive Plan
99.1	Press Release, dated June 13, 2007, “CareGuide Names Tom Tran President and Chief Financial Officer.”

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	2007 Equity Incentive Plan
10.2	Form of Option Agreement under 2007 Equity Incentive Plan
10.3	Form of Stock Option Grant Notice under 2007 Equity Incentive Plan
10.4	Form of Exercise Notice under 2007 Equity Incentive Plan
99.1	Press Release, dated June 13, 2007, “CareGuide Names Tom Tran President and Chief Financial Officer.”